UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2022
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On October 25, 2022, Mr. Daniel Heavner, age 75, notified the Board of Directors (the “Board”) of First Citizens BancShares, Inc. (“BancShares”) that he would retire from his position as a director of BancShares and its subsidiary, First-Citizens Bank & Trust Company (“FCB”), effective on December 31, 2022. Under a policy adopted by the Board, each director is subject to mandatory retirement on December 31 of the year during which he or she reaches 75 years of age.

Mr. Heavner currently serves as a member of the Audit Committee and chairman of the Trust Committee of FCB. He has served as a director of BancShares and FCB since he was first elected in 2007.

(d)
On October 25, 2022, the Board appointed Dr. Eugene Flood, Jr., age 66, to the Board effective January 1, 2023 to fill the vacancy that will be created by Mr. Heavner’s retirement. Dr. Flood will serve as a director until BancShares’ 2023 Annual Meeting of Shareholders and until his successor is elected and qualified, or until his earlier death, retirement, resignation, or removal. Dr. Flood has been appointed to serve as a member of the Risk Committee of the Board and as a member of the Trust Committee of FCB.

Since 2017, Dr. Flood has served as a member of the board of directors of Janus Henderson Group plc (NYSE: JHG). Dr. Flood is a former president and chief executive officer of Smith Breeden Associates, a North Carolina-based fixed income asset manager. Dr. Flood previously served as executive vice president of TIAA CREF from 2011 until his retirement in 2012 and served on the CREF Board of Trustees and the TIAA CREF Mutual Fund Board of Trustees for seven years, including as chair of the investment committee. Earlier in his career, Dr. Flood held a range of trading and investment positions with Morgan Stanley from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987. In addition, Dr. Flood has served as chairman of the advisory board for the Institute for Global Health and Infectious Diseases at the University of North Carolina at Chapel Hill since 2014 and as a director of the Research Corporation for Science Advancement since 2015. Previously, he served as a trustee of the Financial Accounting Foundation from 2016 to 2020 and as a director of The Foundation for the Carolinas from 2012 to 2015. Since 2013, Dr. Flood has been managing partner of A Capella Partners, a family office that centers business, for-profit and not-for-profit board activity, community service and philanthropic efforts.

There are no understandings between Dr. Flood and any other persons pursuant to which he was appointed as a director, and he is not a party to, and he does not have any direct or indirect material interest in, any transactions requiring disclosure under Item 404(a) of Regulation S-K.

The Board has undertaken a review of the transactions, relationships, and other arrangements involving Dr. Flood and has determined that Dr. Flood is “independent” as that term is defined under the applicable listing requirements of The Nasdaq Stock Market. Dr. Flood will receive compensation for his service as a director consistent with that of BancShares’ other non-employee directors. A description of BancShares’ standard compensation arrangements for non-employee directors is included in its proxy statement filed with the Securities and Exchange Commission on March 9, 2022.

Item 7.01. Regulation FD Disclosure.
On October 28, 2022, BancShares issued a press release announcing the appointment of Dr. Flood and the resignation of Mr. Heavner, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits
    (d) Exhibits. The following exhibits accompany this Report.

Exhibit No.	Description

99.1	Press Release dated October 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	October 28, 2022	By: /s/ Craig L. Nix
Name: Craig L. Nix
Title: Chief Financial Officer